Exhibit 10.1

XENETIC BIOSCIENCES, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD

Xenetic Biosciences, Inc. (the “Company”) hereby grants the following shares of restricted stock (“Restricted Stock”) pursuant to its Amended and Restated Equity Incentive Plan (as may be amended, the “Plan”). The terms of the grant are set forth in the attached Restricted Stock Award Agreement (the “Agreement”).

NOTICE OF GRANT

Participant:	James Parslow

Date of Grant:	April 21, 2026

Number of Shares of Restricted Stock:	100,000

Vesting:	7,000 shares of Restricted Stock shall vest immediately on the Date of Grant; 31,000 shares of Restricted Stock shall vest on each of the first, second and third anniversaries of the Date of Grant.

All vesting is dependent on the Participant continuing to be employed by, or providing services to, the Company, as provided herein, through the relevant vesting date, unless otherwise specified in the Agreement. Notwithstanding the foregoing or any terms in the Agreement or the Plan to the contrary, upon the consummation of a Change in Control (as defined in the Plan), all unvested Restricted Stock then outstanding under this Agreement shall be immediately vested.

The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

Xenetic Biosciences, Inc.

/s/ Firdaus Jal Dastoor
By: Firdaus Jal Dastoor
Title: Compensation Committee - Chairman

I hereby accept the Restricted Stock Award described in the Agreement, and I agree to be bound by the terms of the Plan and the Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Participant: /s/ James Parslow

Date: April 21, 2026

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AMENDED AND RESTATED

XENETIC BIOSCIENCES, INC. EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of date set forth on the Notice of Grant attached hereto (the “Date of Grant”), is delivered by Xenetic Biosciences, Inc. (the “Company”) to the individual named on the Notice of Grant attached hereto (the “Participant”).

RECITALS

A. The Amended and Restated Xenetic Biosciences, Inc. Equity Incentive Plan (the “Plan”) provides for the grant of stock-based awards with respect to shares of Common Stock of the Company, in accordance with the terms and conditions of the Plan. The Company has decided to make a restricted stock award (“Restricted Stock”) as an inducement for the Participant to promote the best interests of the Company and its stockholders.

B. The terms and conditions of the award of Restricted Stock should be construed and interpreted in accordance with the terms and conditions of this Agreement and the Plan. Any term capitalized herein but not defined shall have the same meaning as set forth in the Plan. For purposes of this Agreement, “Company” shall mean the Company and any of its Subsidiaries where applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Restricted Stock Award. As of the Date of Grant, the Company hereby grants to the Participant an award of the number of shares of Restricted Stock as set forth on the Notice of Grant attached hereto (the “Restricted Stock”), on the terms and conditions hereinafter provided.

2. Vesting of Restricted Stock.

(a) The Restricted Stock shall vest if the Participant continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date (the “Vesting Date”) set forth on the Notice of Grant attached hereto.

(b) Unless otherwise provided in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party, the Participant shall forfeit the unvested Restricted Stock in the event the Participant ceases to be employed by, or provide service to, the Company (or one of its Subsidiaries) prior to the Vesting Date due to a termination by the Company or a resignation by the Participant, in each case for any reason.

3. Non-Transferability. The Restricted Stock may not, prior to vesting, be assigned, alienated, attached, sold or transferred, pledged or otherwise disposed or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any attempt to assign, transfer, pledge or otherwise dispose of the Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Stock award, shall be null, void and without effect; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Participant may designate a beneficiary, on a form supplied by the Committee, who may possess all rights with respect to the Restricted Stock award in the event of the Participant’s death. No such permitted transfer of the Restricted Stock award to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

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4. Delivery of Restricted Stock.

(a) Book Entry Form. The Company shall issue the Restricted Stock subject to the award either: (i) in certificate form as provided in Section 4(b) below; or (ii) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b) Certificates to be Held by Company; Legend. Any certificates representing the shares of Restricted Stock that may be delivered to the Participant by the Company prior to vesting shall be redelivered to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Xenetic Biosciences, Inc. A copy of such Agreement is on file in the office of the Secretary of Xenetic Biosciences, Inc.”

(c) Delivery of Shares. Upon the earliest to occur of (i) a Change in Control that constitutes a change in the ownership of, effective control of, or a change in the ownership of a substantial portion of the assets of, the Company within the meaning of Section 409A of the Code, or (ii) the Participant’s “separation from service” as defined for purposes of Section 409A of the Code (a “Separation from Service”), and in each case after the shares of Restricted Stock have vested, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of shares of Restricted Stock which have vested; provided, however, that the delivery of shares of Restricted Stock shall be delayed until the earlier of (A) six months following such Separation from Service, or (B) the Participant’s death, if necessary to comply with the requirements of Section 409A of the Code. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Restricted Stock award and the delivery of shares in respect thereof. The shares so delivered shall no longer be shares of Restricted Stock hereunder.

5. Securities Laws. Upon the issuance, vesting or delivery of any shares related to the Restricted Stock award, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

6. Rights as a Stockholder. Prior to the Vesting Date, the Participant shall have the right to vote shares of Common Stock subject to the Restricted Stock and to receive any dividends or other distributions paid on such shares of Common Stock.

7. Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Stock.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The award of Restricted Stock is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe the award of Restricted Stock pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

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9. No Employment or Other Rights. The grant of the Restricted Stock shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Company (or any of its Subsidiaries) to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

10. Clawback. In accepting the grant of Restricted Stock, the Participant agrees to be bound by any clawback policy that the Company may currently have in place or may adopt in the future.

11. Successors. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, Subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

12. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

13. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

15. Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

16. Committee Authority. By entering into this Agreement the Participant agrees and acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest in the Restricted Stock award.

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